Exhibit 99.1
AMETEK Announces Record Fourth Quarter and Full Year Results

Berwyn, Pa., February 3, 2026 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the fourth quarter ended December 31, 2025.

AMETEK’s fourth quarter 2025 sales were a record $2.0 billion, a 13% increase over the fourth quarter of 2024. On a GAAP basis, fourth quarter earnings were a record $1.73 per diluted share. Adjusted earnings in the quarter were a record $2.01 per diluted share, up 7% from the fourth quarter of 2024. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization of $0.22 per diluted share and excludes acquisition-related pre-tax costs of $17.6 million, or $0.06 per diluted share, for the Faro Technologies acquisition.

GAAP operating income was a record $505.5 million. Adjusted operating income was a record $523.0 million, up 12% versus last year’s fourth quarter. Operating cash flow in the quarter was a record $584.3 million, free cash flow was a record $527.3 million, and free cash flow to net income conversion was 132%.

"AMETEK’s fourth quarter and full year results were outstanding,” stated David A. Zapico, AMETEK Chairman and Chief Executive Officer. "Contributions from strong organic sales growth, recent acquisitions, and tremendous operating performance, led to excellent core margin expansion and impressive cash flow conversion. These record results reflect the proven strength and durability of our operating model and the outstanding contributions from our colleagues."

For the full year, sales were $7.4 billion, an increase of 7% over 2024. On a GAAP basis, full year 2025 earnings per diluted share were $6.40. Full year adjusted earnings were $7.43 per diluted share, up 9% versus the prior year. Adjusted earnings for the full year adds back non-cash, after-tax acquisition-related intangible amortization of $0.91 per diluted share and excludes acquisition-related pre-tax costs of $37.3 million, or $0.12 per diluted share.

Full year GAAP operating income was $1.91 billion. Full year adjusted operating income was $1.94 billion, up 7% versus last year, with 26.2% adjusted operating margins. AMETEK established annual records for sales, operating profit, operating margin, EBITDA, EBITDA margin, and both GAAP and adjusted earnings per share.

A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.

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Electronic Instruments Group (EIG)
EIG sales in the fourth quarter were a record $1.37 billion, an increase of 13% over the same period in 2024. On a GAAP basis, EIG’s fourth quarter operating income was a record $396.1 million, or 28.9% of sales. Adjusted EIG operating income was a record $413.7 million, up 7% from the prior year.

"EIG delivered excellent results in the fourth quarter,” commented Mr. Zapico. “The double-digit sales growth was driven by positive organic sales growth and contributions from recent acquisitions. EIG delivered strong operating performance in the quarter resulting in record operating income and 50 basis points of core margin expansion.”

Electromechanical Group (EMG)
EMG sales in the fourth quarter were $628.9 million, up 15% from the fourth quarter of 2024. EMG’s fourth quarter operating income increased 28% to $142.5 million, and operating income margins were 22.7% in the quarter, up 240 basis points versus the prior year’s results.

“EMG performed exceptionally well in the fourth quarter to complete an outstanding year. Sales growth was broad based with double digit organic sales growth in each EMG division resulting in robust profit growth and sizeable margin expansion," noted Mr. Zapico.

2026 Outlook
“Our businesses delivered excellent results in 2025. This success highlights the strength of the AMETEK Growth Model, the quality of our niche, differentiated businesses, and the attractiveness of our markets. We enter 2026 with a record backlog, improving end market dynamics, and significant financial flexibility to support both our organic growth initiatives and to deploy capital on strategic acquisitions, driving continued long-term value creation.”

“For 2026, we expect overall sales to be up mid to high single digits compared to 2025. Adjusted earnings per diluted share are expected to be in the range of $7.87 to $8.07, up 6% to 9% over the comparable basis for 2025.

“For the first quarter of 2026, overall sales are expected to be up approximately 10% compared to the same period last year. Adjusted earnings in the quarter are anticipated to be in the range of $1.85 to $1.90 per share, up 6% to 9% compared to the first quarter of 2025,” concluded Mr. Zapico.

Conference Call
AMETEK will webcast its fourth quarter 2025 investor conference call on Tuesday, February 3, 2026, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

About AMETEK
AMETEK (NYSE: AME) is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales of approximately $7.5 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence,

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Technology Innovation, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. Founded in 1930, AMETEK has been listed on the NYSE for over 95 years and is a component of the S&P 500. For more information, visit www.ametek.com.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance, are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ materially from expectations. These factors and uncertainties include risks related to AMETEK’s ability to consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions, tariffs, trade disputes and currency conditions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales	$1,998,448	$1,761,602	$7,401,116	$6,941,180

Cost of sales	1,278,034	1,116,853	4,733,677	4,464,713
Selling, general and administrative	214,932	175,768	757,122	696,905
Total operating expenses	1,492,966	1,292,621	5,490,799	5,161,618
Operating income	505,482	468,981	1,910,317	1,779,562
Interest expense	(22,890)	(22,000)	(81,254)	(112,962)
Other (expense) income, net	(8,609)	(2,626)	(30,724)	(5,061)
Income before income taxes	473,983	444,355	1,798,339	1,661,539
Provision for income taxes	75,382	57,098	318,197	285,415
Net income	$398,601	$387,257	$1,480,142	$1,376,124

Diluted earnings per share	$1.73	$1.67	$6.40	$5.93
Basic earnings per share	$1.74	$1.68	$6.42	$5.95

Weighted average common shares outstanding:
Diluted shares	230,351	232,107	231,259	232,168
Basic shares	229,590	231,149	230,452	231,256

Dividends per share	$0.31	$0.28	$1.24	$1.12

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net sales:
Electronic Instruments	$1,369,524	$1,214,935	$4,919,100	$4,659,915
Electromechanical	628,924	546,667	2,482,016	2,281,265
Consolidated net sales	$1,998,448	$1,761,602	$7,401,116	$6,941,180

Operating income:
Segment operating income:
Electronic Instruments	$396,142	$386,649	$1,447,057	$1,428,409
Electromechanical	142,457	111,189	578,938	456,501
Total segment operating income	538,599	497,838	2,025,995	1,884,910
Corporate administrative expenses	(33,117)	(28,857)	(115,678)	(105,348)
Consolidated operating income	$505,482	$468,981	$1,910,317	$1,779,562

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	December 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$457,951	$373,999
Receivables, net	1,119,257	948,830
Inventories, net	1,106,405	1,021,713
Other current assets	336,229	258,490
Total current assets	3,019,842	2,603,032

Property, plant and equipment, net	855,215	818,611
Right of use assets, net	273,142	235,666
Goodwill	7,170,770	6,555,877
Other intangibles, investments and other assets	4,748,574	4,417,983
Total assets	$16,067,543	$14,631,169

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$1,208,975	$654,346
Accounts payable and accruals	1,633,777	1,444,241
Total current liabilities	2,842,752	2,098,587

Long-term debt, net	1,074,334	1,425,375
Deferred income taxes and other long-term liabilities	1,521,671	1,451,903
Stockholders' equity	10,628,786	9,655,304
Total liabilities and stockholders' equity	$16,067,543	$14,631,169

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2025	2024	Change
EIG Segment operating income (GAAP)	$396,142	$386,649
Acquisition-related costs(1)	17,551	—
Adjusted EIG Segment operating income (Non-GAAP)	$413,693	$386,649

EIG Segment operating margin (GAAP)	28.9%	31.8%
Acquisition-related costs(1)	1.3%	—%
Dilutive impact of acquisitions and foreign exchange(2)	2.1%	—%
Adjusted EIG Segment operating margin (Non-GAAP)	32.3%	31.8%	0.5%

Operating income (GAAP)	$505,482	$468,981
Acquisition-related costs(1)	17,551	—
Adjusted Operating income (Non-GAAP)	$523,033	$468,981

Diluted earnings per share (GAAP)	$1.73	$1.67
Acquisition-related costs(1)	0.08	—
Income tax benefit on acquisition-related costs(1)	(0.02)	—
Pretax amortization of acquisition-related intangible assets	0.29	0.27
Income tax benefit on amortization of acquisition-related intangible assets	(0.07)	(0.07)
Adjusted Diluted earnings per share (Non-GAAP)	$2.01	$1.87

Cash provided by operating activities (GAAP)	$584,263	$550,017
Deduct: Capital expenditures	(56,997)	(51,725)
Free cash flow (Non-GAAP)	$527,266	$498,292

Free cash flow conversion (Non-GAAP)	132%	129%
______________________
(1) - Acquisition-related costs are comprised of integration costs recorded in Cost of Sales and transaction costs unique to completed business combinations recorded in Other (Expense) Income, net.
(2) - Operating income margins adjusted for dilutive impact from acquisitions completed in the last twelve months and the foreign exchange impact.
Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization and one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024

Operating income (GAAP)	$1,910,317	$1,779,562
Acquisition-related costs(1)	25,301	29,231
Adjusted Operating income (Non-GAAP)	$1,935,618	$1,808,793

Operating income margin (GAAP)	25.8%	25.6%
Acquisition-related costs(1)	0.4%	0.5%
Adjusted Operating income margin (Non-GAAP)	26.2%	26.1%

Other (expense) income, net	$(30,724)	$(5,061)
Acquisition-related costs(1)	11,992	—
Adjusted Other (expense) income, net	$(18,732)	$(5,061)

Diluted earnings per share (GAAP)	$6.40	$5.93
Acquisition-related costs(1)	0.16	0.13
Income tax benefit on acquisition-related costs(1)	(0.04)	(0.03)
Pretax amortization of acquisition-related intangible assets	1.20	1.07
Income tax benefit on amortization of acquisition-related intangible assets	(0.29)	(0.26)
Rounding	—	(0.01)
Adjusted Diluted earnings per share (Non-GAAP)	$7.43	$6.83
______________________
(1) - Acquisition-related costs are comprised of integration costs recorded in Cost of Sales and transaction costs unique to completed business combinations recorded in Other (Expense) Income, net.

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization and one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	March 31,2026		December 31,2026
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.62	$1.67	$6.96	$7.16
Pretax amortization of acquisition-related intangible assets(1)	0.30	0.30	1.20	1.20
Income tax benefit on amortization of acquisition-related intangible assets	(0.07)	(0.07)	(0.29)	(0.29)

Adjusted Diluted earnings per share (Non-GAAP)	$1.85	$1.90	$7.87	$8.07

(1) - Acquisition-related costs are comprised of integration costs recorded in Cost of Sales and transaction costs unique to completed business combinations recorded in Other (Expense) Income, net.

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization and one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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